UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), announced the resignation of Donald R. Kiepert as the Company’s President and Chief Executive Officer, effective January 23, 2013.  Also effective as of that date, Mr. Kiepert resigned as director of the Company, Lantheus MI Intermediate, Inc. (“Intermediate”), the immediate parent of the Company, and of Lantheus MI Holdings, Inc. (“Holdings”), the immediate parent of Intermediate.

Jeffrey Bailey was appointed as the Company’s new President and Chief Executive Officer, effective January 23, 2013.  Also effective as of that date, Mr. Bailey was elected director of the Company, Intermediate and Holdings.

Mr. Bailey, age 50, served from July 2011 to August 2012 as Chief Operating Officer and a member of the Executive Committee of Fougera Pharmaceuticals, Inc.  Prior to joining Fougera, from April 2010 to June 2011, Mr. Bailey served as the Chief Commercial Officer of King-Pfizer Pharmaceuticals.  From January 2008 to April 2010, he worked with Novartis Pharmaceuticals as President and General Manager, and from June 1984 to June 2006 he served in many roles with increasing responsibilities across manufacturing operations, commercial operations and general management at the Johnson & Johnson Family of Companies.  Mr. Bailey holds a Bachelor of Arts in Business from Rutgers University.  He currently serves on the Board of Directors for the Boys & Girls Club in Trenton, New Jersey.

Mr. Bailey will receive an annual salary of $450,000 and is eligible to receive an annual, discretionary cash bonus of up to 100% of his base salary.  He will also be granted an option to purchase 1,000,000 shares of common stock of Holdings, subject to both time and performance vesting criteria.  If Mr. Bailey is terminated without cause or he resigns with good reason, he will be entitled to receive the continued payment of his then current base salary for twelve months and his target bonus for the year of termination.  If Mr. Bailey is terminated without cause or resigns with good reason within 12 months of the occurrence of a change of control, Mr. Bailey will be entitled to receive two times his then current base salary and annual bonus.  The terms and conditions of Mr. Bailey’s employment with the Company will be governed by an employment agreement to be entered into between the parties.

A copy of the Company’s press release, dated January 24, 2013, announcing the appointment of Mr. Bailey and the resignation of Mr. Kiepert is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release, dated January 24, 2013, announcing the appointment of Jeffrey Bailey and the resignation of Donald Kiepert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and Secretary

Date:  January 29, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibits
99.1	Press Release, dated January 24, 2013, announcing the appointment of Jeffrey Bailey and the resignation of Donald Kiepert.